CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (#333-11087) of our report dated December 10, 1996, which appears on page F2 of the 1996 Form 10-K.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Chicago, IL
December 10, 1996